Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in this Annual Report on Form 10-K of Trecora Resources for the year ended December 31, 2019 included in its Registration Statements on Form S-8 (Nos. 333-227095, 333-188451, 333-15470, and 333-39543) and Form S-3 (Nos. 333-208335, 333-183350, and 333-160991) of our report dated March 11, 2020, with respect to the financial statements of Al Masane Al Kobra Mining Company for the years ended December 31, 2019, 2018, and 2017, which appears in this Form 10-K.

/s/ Mamdouh Al Majed & Faisal Al-Enzi Certified Public Accountants
Riyadh, Saudi Arabia
March 13, 2020